                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 19, 1997


                            UGLY DUCKLING CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                   20841           86-0721358
       (State or other            (Commission        (IRS Employer
jurisdiction of incorporation)    File Number)    Identification Number)

             2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (602) 852-6600

                                      NONE
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A1 amends the Current Report on Form 8-K of
Ugly Duckling Corporation ("Company") dated September 19, 1997 solely to add the financial statements of the business acquired required by item 7 (a) and the pro forma financial information required by item 7 (b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired.

      The required financial statements of the business acquired are set forth below.

                             KARS-YES HOLDINGS INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                        AS OF JUNE 30, 1997 AND 1996 AND

                     FOR THE THREE YEARS ENDED JUNE 30, 1997

                                TABLE OF CONTENTS



                                                                           Pages

Report of Independent Accountants                                              2

Consolidated Balance Sheets                                                    3

Consolidated Statements of Operations                                          4

Consolidated Statements of Shareholders' Equity                                5

Consolidated Statements of Cash Flows                                          6

Notes to Consolidated Financial Statements                                  7-28

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
KARS-YES Holdings Inc.

We have audited the accompanying consolidated balance sheets of KARS-YES Holdings Inc. (the "Company") and subsidiaries (formerly the YES Group, Inc.) as of June 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Notes 6 and 7 to the consolidated financial statements, the Company defaulted on its debt obligations during 1997. As discussed in Notes 1 and 13, the Company sold the majority of its operating assets and facilities to the Ugly Duckling Corporation on September 15, 1997. The remaining assets will be utilized to satisfy existing liabilities as dictated by amended debt agreements. Based on management's estimated cash flow projections from the remaining assets which have contractual lives through 2002, it is extremely unlikely that cash collections will be adequate to satisfy all existing liabilities or result in any distributions to preferred or common shareholders. These factors raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             COOPERS & LYBRAND L.L.P.


Dallas, Texas
November 6, 1997

                             KARS-YES HOLDINGS INC.
                           CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                 June 30,
                                                                                         --------------------------

         ASSETS                                                                            1997             1996
                                                                                         ---------        ---------

Cash and cash equivalents
                                                                                         $   1,455        $   1,703
                                                                                         ---------        ---------

Retail contracts, net of unearned finance charges (Note 2)
                                                                                           118,090           70,109
Allowance for losses
                                                                                           (30,179)         (12,903)
                                                                                         ---------        ---------

            Retail contracts, net
                                                                                            87,911           57,206


Assets held for sale, net (Note 13)                                                          5,520               --
Securitized receivables, retained interest
                                                                                            10,072           19,352

Excess servicing asset                                                                          --            3,929
Interest-only strip
                                                                                               535               --
Automobile inventory
                                                                                             3,805           16,294

Income tax refund receivable                                                                 1,005              246
Fixed assets, net
                                                                                             1,318            5,064

Other assets, net                                                                              372            4,534
                                                                                         ---------        ---------


               Total assets                                                              $ 111,993        $ 108,328
                                                                                         =========        =========

         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)


Accounts payable                                                                         $   6,446        $   4,815

Accrued liabilities                                                                          1,014            1,121

Servicing liability                                                                            823               --

Income taxes payable                                                                            --              404

Deferred income taxes, net                                                                      --            1,557
Subordinated notes payable
                                                                                            30,000           30,000

Senior line of credit                                                                       80,300           39,000

Mortgage payable                                                                               973               --
                                                                                         ---------        ---------


            Total liabilities                                                              119,556           76,897
                                                                                         ---------        ---------


Commitments and contingencies  (Note 5)
Redeemable cumulative preferred stock of subsidiary
                                                                                             1,351            1,351
                                                                                         ---------        ---------

Shareholders' equity:
   Preferred stock, $.01 par value, 20,000,000 shares authorized, no shares issued
                                                                                                --               --

   Class A common stock, $.01 par value, 500,000,000 shares authorized,

      issued:  1997 - 120,017,180 shares;  1996 - 120,308,251 shares                         1,200            1,203
   Class B common stock, $ .01 par value, 20,000,000 shares authorized, no

      shares issued                                                                             --               --

   Treasury stock, at cost:  30,000,000 shares                                                (300)            (300)

   Additional paid-in capital                                                               23,511           23,610

   Unrealized loss on securitization assets                                                 (1,087)              --

   Retained earnings (deficit)                                                             (32,238)           5,567
                                                                                         ---------        ---------


            Total shareholders' equity (deficit)                                            (8,914)          30,080
                                                                                         ---------        ---------

               Total liabilities and shareholders' equity (deficit)                      $ 111,993        $ 108,328
                                                                                         =========        =========


  The accompanying notes are an integral part of these consolidated financial statements.

                             KARS-YES HOLDINGS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                          Year Ended June 30,
                                                               ------------------------------------------
                                                                 1997             1996            1995
                                                               ---------        ---------       ---------
Automotive sales                                               $ 144,129        $ 118,176       $  81,832
Cost of automotive sales                                          98,433           73,969          50,939
                                                               ---------        ---------       ---------

              Gross margin on automotive sales                    45,696           44,207          30,893

Provision for losses on retail contracts                          62,353           29,499          18,003
                                                               ---------        ---------       ---------

                                                                 (16,657)          14,708          12,890

Gain on securitized retail contracts                               4,888            8,090              --
Finance charge income                                             16,616           15,396          15,796
                                                               ---------        ---------       ---------

              Operating profit before expenses                     4,847           38,194          28,686

Expenses:
     Selling and store                                            21,784           16,411          11,919
     Finance operations                                            7,647            6,468           5,204
     General and administrative                                    2,063            2,380           1,950
     Depreciation and amortization                                 2,802            1,347             520
                                                               ---------        ---------       ---------

              Operating earnings (loss) before interest,
                  income taxes                                   (29,449)          11,588           9,093

Interest expense, net                                             10,586            6,991           5,536
                                                               ---------        ---------       ---------

              Earnings (loss) before income taxes                (40,035)           4,597           3,557

Provision (benefit) for income taxes                              (2,362)           1,839           1,388
                                                               ---------        ---------       ---------

                 Net earnings (loss)                           $ (37,673)       $   2,758       $   2,169
                                                               =========        =========       =========




        The accompanying notes are an integral part of these consolidated financial statements.

                             KARS-YES HOLDINGS INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)





                                                                                                                 Additional
                                          Common Stock                           Treasury Stock                   Paid-In
                                 --------------------------------        -------------------------------
                                   Shares              Amount               Shares            Amount              Capital
                                 ------------        ------------        ------------       ------------        ------------
Balance at June 30, 1994          120,056,587        $      1,201          30,000,000       $       (300)       $     23,521


Common stock issued
     under Managers Stock
     Purchase Plan, net               108,857                   1                  --                 --                  41


Dividends on preferred
     stock of subsidiary                   --                  --                  --                 --                  --


Net earnings for the year
     ended June 30, 1995                   --                  --                  --                 --                  --
                                 ------------        ------------        ------------       ------------        ------------


Balance at June 30, 1995          120,165,444               1,202          30,000,000               (300)             23,562

Common stock issued
     under Managers Stock
     Purchase Plan, net               142,807                   1                  --                 --                  48

Dividends on preferred
     stock of subsidiary                   --                  --                  --                 --                  --

Net earnings for the year
     ended June 30, 1996                   --                  --                  --                 --                  --
                                 ------------        ------------        ------------       ------------        ------------

Balance at June 30, 1996          120,308,251               1,203          30,000,000               (300)             23,610

Common stock redeemed
     under Managers Stock
     Purchase Plan, net              (291,071)                 (3)                 --                 --                 (99)


Dividends on preferred
     stock of subsidiary                   --                  --                  --                 --                  --

Unrealized loss on
     securitization assets                 --                  --                  --                 --                  --


Net loss for the year
     ended June 30, 1997                   --                  --                  --                 --                  --
                                 ------------        ------------        ------------       ------------        ------------


Balance at June 30, 1997          120,017,180        $      1,200          30,000,000       $       (300)       $     23,511
                                 ============        ============        ============       ============        ============

                                 Unrealized
                                   Loss on
                                Securitization         Retained

                                    Assets             Earnings              Total
                                 ------------        ------------        ------------
Balance at June 30, 1994         $         --        $        824        $     25,246


Common stock issued
     under Managers Stock
     Purchase Plan, net                    --                  --                  42


Dividends on preferred
     stock of subsidiary                   --                 (26)                (26)


Net earnings for the year
     ended June 30, 1995                   --               2,169               2,169
                                 ------------        ------------        ------------


Balance at June 30, 1995                   --               2,967              27,431

Common stock issued
     under Managers Stock
     Purchase Plan, net                    --                  --                  49

Dividends on preferred
     stock of subsidiary                   --                (158)               (158)

Net earnings for the year
     ended June 30, 1996                   --               2,758               2,758
                                 ------------        ------------        ------------

Balance at June 30, 1996                   --               5,567              30,080

Common stock redeemed
     under Managers Stock
     Purchase Plan, net                    --                  --                (102)


Dividends on preferred
     stock of subsidiary                   --                (132)               (132)

Unrealized loss on
     securitization assets             (1,087)                 --              (1,087)


Net loss for the year
     ended June 30, 1997                   --             (37,673)            (37,673)
                                 ------------        ------------        ------------


Balance at June 30, 1997         $     (1,087)       $    (32,238)       $     (8,914)
                                 ============        ============        ============




        The accompanying notes are an integral part of these consolidated financial statements.

                             KARS-YES HOLDINGS INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                       Year Ended June 30,
                                                                         -------------------------------------------
                                                                            1997             1996             1995
                                                                         ---------        ---------        ---------
Cash flows from operating activities:
     Net earnings (loss)                                                 $ (37,673)       $   2,758        $   2,169
     Adjustments to reconcile net earnings to net cash provided by operating activities:
        Depreciation and amortization                                        2,802            1,347              520
        Loss on impairment of securitization assets                         14,044               --               --
        Loss on write-down of assets held for sale                           1,309               --               --
        Provision for losses on retail contracts                            62,353           29,499           18,003
        Gain on securitized retail contracts                                (4,888)          (8,090)              --
        Deferred income taxes, net                                          (1,577)           1,361            5,284
        Decrease (Increase) in inventories                                   8,788           (7,745)          (2,466)
        (Increase) decrease in income tax refund receivable                   (759)           5,015               --
        (Increase) decrease in other assets, net                            (7,506)          (2,141)             465
        Increase  in accounts payable                                        1,631              552            1,431
        (Decrease) increase in accrued liabilities                          (3,284)            (156)          (5,231)
        (Decrease) increase  in income taxes payable                          (404)              41             (958)
                                                                         ---------        ---------        ---------
              Net cash provided by operating activities                     34,836           22,441           19,217
                                                                         ---------        ---------        ---------
Cash flows from investing activities:
     Retail  installment contracts financed, net                          (122,476)        (104,263)         (75,621)
     Principal collections on retail installment contracts                  19,706           22,894           29,741
     Proceeds from securitized receivables                                  27,224           61,126               --
     Sale (purchase) of fixed assets, net                                   (1,454)          (3,638)          (1,441)
                                                                         ---------        ---------        ---------


              Net cash used by investing activities                        (77,000)         (23,881)         (47,321)
                                                                         ---------        ---------        ---------


Cash flows from financing activities:
     Proceeds from senior line of credit                                    68,895           63,150           27,500
     Retirements to senior line of credit                                  (27,595)         (61,150)         (30,000)
     Proceeds from subordinated notes payable                                   --               --           30,000
     Proceeds from mortgage payable                                          1,000               --               --
     Proceeds from issuance of preferred stock of subsidiary                    --               --            1,351
     Payments on mortgage payable                                              (27)              --               --
     Issuance cost on preferred stock of subsidiary                             --               --              (54)
     Debt issuance costs                                                      (123)              (4)          (1,378)
     Proceeds (redemptions) from Managers Stock Purchase Plan, net            (102)              49               42
     Dividends paid on preferred stock of subsidiary                          (132)            (158)             (26)
                                                                         ---------        ---------        ---------

              Net cash provided by financing activities                     41,916            1,887           27,435
                                                                         ---------        ---------        ---------

Net (decrease) increase in cash and cash equivalents                          (248)             447             (669)
Cash and cash equivalents at beginning of year                               1,703            1,256            1,925
                                                                         ---------        ---------        ---------


Cash and cash equivalents at end of year                                 $   1,455        $   1,703        $   1,256
                                                                         =========        =========        =========
Supplemental disclosure of cash flow information:
     Interest paid (includes unused line of credit fees)                 $   9,368        $   6,707        $   5,088
                                                                         =========        =========        =========

     Income taxes paid                                                   $     543        $     665        $   2,462
                                                                         =========        =========        =========


        The accompanying notes are an integral part of these consolidated financial statements.

                             KARS-YES HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         HISTORY OF OPERATIONS

         KARS-YES Holdings Inc., formerly the YES Group Inc., (the "Company") was formed on October 17, 1990. The Company operates through two subsidiaries: KARS-YES Inc. (the "Retail Company"), incorporated on October 23, 1990 and KARS-YES Financial Inc. (the "Finance Company"), incorporated on October 23, 1990. The Retail Company sells used automobiles and light trucks ("cars"). The Finance Company provides financing to the Retail Company's customers who typically would be unable to obtain financing from traditional sources. As of June 30, 1997, the Company operated fifteen retail stores, seven located in Southern California, three located in South Florida, three located in Atlanta, Georgia, and two located in Dallas, Texas.

         On September 15, 1997 the Company entered into an agreement to sell the majority of the operating assets and facilities of the finance and retail operations (see Note 13) to the Ugly Duckling Corporation (the "Buyer"). The Company retained all finance receivables, debt and certain other related assets and liabilities. The finance receivables will be utilized to satisfy existing liabilities. Concurrent with the sale, the Company renegotiated its borrowing arrangements with the Senior and Subordinated lending groups (see Notes 6 and 7). Under the terms of the amended agreements, the outstanding securitized investor principal will be repayable from future collections on the securitized retail contracts. The senior line of credit will then be repayable from future collections on the Company's retail contracts (non-securitized) and any remaining collections associated with both (i) the interest-only strip receivable and (ii) the retained interest in the securitized receivables. The senior line of credit, as modified, earns interest at a rate of prime plus 1.5%. The Subordinated notes will be repayable from any remaining collections after both the securitized investors and the senior obligations have been paid in full. Based upon management's estimated cash flow projections from remaining assets which have contractual lives through 2002, it is extremely unlikely that cash collections will be adequate to satisfy all existing liabilities and result in any distributions to preferred or common shareholders. Management does not currently intend to actively operate the Company beyond running off current assets and servicing the outstanding debt.

                             KARS-YES HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         BASIS OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its other majority-owned subsidiaries. YES Appliance & Furniture Inc. ("A&F"), a wholly-owned subsidiary, was sold effective the close of business on December 31, 1996 (see Note 9). The results of A&F for the six months ended December 31, 1996 are included in the Company's financial statements. The assets acquired and liabilities assumed by Ugly Duckling Corporation have been reclassified to "Assets held for sale" (see Note 13).

         CASH AND CASH EQUIVALENTS

         Investments in highly liquid, low risk, short-term instruments with original maturities of less than 90 days are included in cash and cash equivalents.

         The Company maintains cash balances in banks which exceed federally insured limits. The uninsured amounts as of June 30, 1997 and June 30, 1996 were $1,061,000 and $639,000, respectively.

         INCOME RECOGNITION

         Retail installment contracts are originated in connection with the sale of cars and are collateralized by titles to the cars sold. Sales revenue and the related cost of sales are recognized in operations at the time of sale.

         Finance charge income related to retail contracts is recognized using the interest (actuarial) method. Finance charge income is not recognized on retail contracts that are contractually delinquent in excess of 60 days. It is the Company's policy to write-off retail contracts that are 120 days contractually delinquent.

         ALLOWANCE FOR LOSSES

         A provision for losses is charged to operations in an amount sufficient to maintain the allowance for losses at a level considered adequate to cover anticipated losses in the existing retail contracts portfolio. The allowance for losses is based upon periodic analysis of the portfolio, economic conditions and trends, historical loss experience, borrowers' ability to pay and collateral values. If the customer defaults on the payment terms of the retail contract and the Company repossesses the car, the remaining contract balance, less the unearned finance charge and fair value of the car, is charged to the allowance for losses.

                             KARS-YES HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         RETAIL CONTRACT SECURITIZATIONS

         The Company adopted Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("FAS 125"), as amended by Statement of Financial Accounting Standards No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125 -- An Amendment of FASB Statement No. 125 ("FAS 127"), on January 1, 1997. FAS 125 applies a control-oriented, financial-components approach to financial-asset-transfer transactions whereby the Company (1) recognizes the financial and servicing assets it controls and the liabilities it has incurred, (2) derecognizes financial assets when control has been surrendered, and (3) derecognizes liabilities once they are extinguished. Under FAS 125, control is considered to have been surrendered only if: (i) the transferred assets have been isolated from the transferor and its creditors, even in bankruptcy or other receivership (ii) the transferee has the right to pledge or exchange the transferred assets, or, is a qualifying special-purpose entity (as defined) and the holders of the beneficial interests in that entity have the right to pledge or exchange those interests; and (iii) the transferor does not maintain effective control over the transferred assets through an agreement which both entitles and obligates it to repurchase or redeem those assets prior to maturity, or through an agreement which both entitles and obligates it to repurchase or redeem those assets if they were not readily obtainable elsewhere. If any of these conditions are not met, the Company accounts for the transfer as a secured borrowing.

         In accordance with FAS 125, the Company records a separate asset or liability representing the right or obligation, respectively, to service loans (or other financial assets that are being serviced) for others. Servicing liabilities are recorded at their fair value as a reduction of the sale proceeds. The fair value of the servicing liabilities is based on an analysis of discounted cash flows that incorporates estimates of (1) market servicing costs, (2) projected ancillary servicing revenue, (3) projected prepayment rates that are based on changes in interest rates, and (4) market profit margins.

         Servicing liabilities are amortized in proportion to, and over the period of, estimated net servicing income. Increases in fair values of servicing liabilities (above carrying values) are evaluated through an assessment of the fair value of those liabilities via a discounted cash flows method. The net carrying value of the liability is compared to its discounted estimated future net cash flows to determine whether adjustments should be made to carrying values or amortization schedules. An increase in the fair value of a servicing liability above its carrying value is recognized through an increase to the liability and a charge to current-period earnings.

                             KARS-YES HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         The rate of prepayment of loans serviced is one of the most significant estimate involved in the measurement process. Estimates of prepayment rates are based on management's expectations of future prepayment rates, reflecting the company's historical rate of loan repayment, industry trends, and other considerations. Actual prepayment rates differ from those projected by management due to changes in a variety of economic factors, including prevailing interest rates and the availability of alternative financing sources to borrowers. If actual prepayments of the loans being serviced were to occur more quickly than projected, the carrying value of servicing assets and liabilities might have to be written down through a credit to earnings in the current period. Accordingly, the servicing assets and liabilities actually incurred, could differ from the amounts initially recorded.

         There were no unrecognized servicing liabilities or liabilities for which it is not practicable to estimate fair value. The excess servicing asset reported in the 1996 financial statements has been reclassified as a net servicing liability and an interest-only strip to conform to the current year's reporting requirements.

         SECURITIZATION GAINS

         The calculation of gains on securitized retail contracts embody prepayment, default and interest rate assumptions that market participants use for similar financial instruments subject to prepayment, default and interest rate risks, and are discounted assuming an estimated interest rate that a non-affiliated purchaser of similar financial instruments would demand.

         SECURITIZED RECEIVABLES

         Securitized receivables are considered available-for-sale investments and are carried at fair market value.

         INVENTORIES

         Inventories are carried at the lower of cost or market, using specific identification. Cost of sales includes the purchase price plus buying, delivery and reconditioning costs.

                             KARS-YES HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         FIXED ASSETS

         Fixed assets are carried at cost. Depreciation expense is provided on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the related lease. The cost of fixed assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition, and any resulting gain or loss is reflected in operations. Maintenance, repairs, and minor replacements are charged to operations as incurred; major replacements and betterments are capitalized.

         RECLASSIFICATIONS

         Certain items included in the prior years' consolidated financial statements have been reclassified to conform with fiscal year 1997's presentation.

         INCOME TAXES

         The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted Federal and state tax rates, applicable to future years, to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

         A valuation allowance is established to the extent that future taxable income will not be sufficient to realize the deferred tax asset.

         DERIVATIVE FINANCIAL INSTRUMENTS

         Derivative financial instruments are utilized by the Company to manage interest rate exposure. With interest rate swaps, the differentials to be received or paid under contracts designated as hedges, are accrued over the life of the contracts and are recognized as adjustments to interest expense. Costs of interest rate caps are offset against the gain on securitized retail contracts. The Company does not hold or issue derivative financial instruments for trading purposes.

                             KARS-YES HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


         USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are subjective in nature and involve matters of judgment. The most significant estimates presented include the allowance for losses, securitized receivables, interest-only strip, excess servicing asset, and the servicing liability. Actual results could differ from these estimates.


2.       RETAIL CONTRACTS:

         Retail contracts consist of the following (dollars in thousands):

                                                 Year Ended June 30,
                                              --------------------------
                                                1997             1996
                                              ---------        ---------
Retail installment contracts                  $ 158,547        $  94,759
Unearned finance charges                        (40,457)         (24,772)
Allowance for losses                            (30,179)         (12,847)
                                              ---------        ---------
      Retail installment contracts, net          87,911           57,140
                                              ---------        ---------
Retail lease contracts                               --              128
Unearned finance charges                             --               (6)
Allowance for losses                                 --              (56)
                                              ---------        ---------
      Retail lease contracts, net                    --               66
                                              ---------        ---------
         Retail contracts, net                $  87,911        $  57,206
                                              =========        =========


         As of June 30, 1997, automobile retail installment contracts include unearned finance charges at an average annual percentage rate of 20.8% with original financing terms ranging from 14 to 54 months. The average original financing term of automobile retail installment contracts is 43 months.

         As of June 30, 1997 and June 30, 1996, there were 21,685 and 17,854 automobile retail installment contracts being serviced by the Company, including contracts sold through securitization transactions.

                             KARS-YES HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         Concentration of Risk - Retail contracts were originated in the following markets:

               Year Ended June 30,
               ------------------
                1997       1996
                ----       ----
California        53%        63%
Florida           14         18
Georgia           23         19
Texas             10         --
                 ---        ---
                 100%       100%
                 ===        ===


        Contractual maturities of installment contracts (including unearned finance charges) for years ending June 30 are as follows (dollars in thousands):

                                Retail Installment
                                    Contracts
                                    ---------
1998                                $  53,466
1999                                   51,551
2000                                   41,861
2001                                   11,497
2002                                      172
                                    ---------
                                      158,547
Less unearned finance charges         (40,457)
                                    ---------
                                    $ 118,090
                                    =========


         A summary of the allowance for losses is as follows (dollars in thousands):

                                                   Year Ended June 30,
                                         ----------------------------------------
                                           1997            1996            1995
                                         --------        --------        --------
Balance at beginning of period           $ 12,903        $ 16,155        $ 14,274
Provision for losses                       62,353          29,499          18,003
Charge-offs, net of recoveries            (37,682)        (20,398)        (16,122)
Securitization of retail contracts         (7,395)        (12,353)             --
                                         --------        --------        --------
Balance at end of period                 $ 30,179        $ 12,903        $ 16,155
                                         ========        ========        ========


         Management provides an allowance for losses based on analysis of historical loss results and consideration of current market conditions. In the fourth quarter of fiscal year 1997 and after year end, loss trends increased significantly. Based on these developments and trends in the industry, management increased the allowance for losses by approximately $30 million.

         As of June 30, 1997 and 1996, 3.4% of the total retail installment contracts serviced were greater than 60 days delinquent.

                             KARS-YES HOLDINGS INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


3.       SECURITIZATION OF AUTOMOBILE INSTALLMENT CONTRACTS:

In October 1995, the Company commenced selling automobile installment contracts to investors through securitization transactions. Installment contracts originated by the Finance Company are pooled and sold to KARS-YES Receivables Inc. ("KYRI"), a wholly-owned, bankruptcy-remote subsidiary. KYRI retains a subordinated interest in all loans pooled, with the remaining portion sold to investors. The Company receives compensation monthly for performing servicing functions on the entire pool of securitized installment contracts ("servicing fees"). In addition to the servicing fees collected, the Company earns an interest rate spread equal to the difference between the interest rate on the underlying retail contracts and the interest paid to investors. The rights of KYRI as holder of the retained interest ("securitized receivables") are subordinated to the rights of the investors. In the event that 100% of the installment contracts fail to perform and the underlying collateral proved to be of no value, the Company would incur losses to the extent of the securitized receivables and the related interest-only strip.

During the year ended June 30, 1997, KYRI completed three securitization transactions with an aggregate principal balance of approximately $44,611,000. In connection with the two securitization transactions completed before January 1, 1997, KYRI recorded securitized receivables of approximately $7,372,000 , recorded an excess servicing asset of approximately $2,374,000 , and recognized a gain of $4,022,000. In connection with KYRI's third securitization which was completed after January 1, 1997, KYRI recorded securitized receivables of approximately $4,235,000, recorded a servicing liability of $282,000 , an interest-only strip of $1,242,000 ,and recognized a gain of $ 866,000. During the year ended June 30, 1996, KYRI completed three securitization transactions with an aggregate principal balance of approximately $94,400,000. In connection with these transactions, KYRI recorded securitized receivables of approximately $24,000,000, recorded an excess servicing asset of approximately $5,800,000, and recognized a gain of $8,090,000.

As noted in Note 1, the Company adopted FAS 125 on January 1, 1997. FAS 125 requires that the amounts carried previously as excess servicing assets be reclassified between a servicing asset or liability and an interest-only strip with the difference recognized as unrealized loss on securities, net of tax. On January 1, 1997, in connection with the above reclassification, the Company derecognized excess service asset of $4,399,000, recorded an interest-only strip of $4,069,000, a servicing liability of $1,017,000, and an unrealized loss on securities of $1,347,000.

                             KARS-YES HOLDINGS INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


         Changes in the balances of servicing liabilities for the year ended June 30, 1997 are as follows:

                                     Servicing
                                    Liabilities
                                    -----------
Balance at January 1, 1997          $ 1,017,000
Servicing liability additions           283,000
Amortization                           (477,000)
                                    -----------

Balance at June 30, 1997            $   823,000
                                    ===========


         In connection with securitization transactions, for the years ended June 30, 1997 and 1996, the Company received cash proceeds totaling approximately $27,224,000 and $61,100,000, respectively. These funds were used to pay down the senior line of credit. As of June 30, 1997 and 1996, the company serviced 9,349 and 9,643 installment contracts respectively, with an aggregate principal balance of approximately $61,413,000 and $69,091,000 under securitization transactions. These contracts represent approximately 34% and 49% of the total outstanding receivables serviced by the Company at June 30, 1997 and 1996, respectively.

         During the third and fourth quarter and after year-end, losses began to increase significantly. Based on this and loss trends in the industry, management recorded an impairment charge to finance income of $11 million on the securitized receivables and $3 million on the interest only strip.

         Pursuant to a September 15, 1997 Purchase and Sale Agreement (see Note
         13) no further installment contracts will be securitized. The six outstanding loan pools will be serviced by Ugly Duckling Corporation.


4.       FIXED ASSETS:

         Fixed assets consist of the following (dollars in thousands):

                                      Year Ended June 30,
                                     ----------------------
                                      1997           1996
                                     -------        -------
Leasehold improvements               $    --        $ 3,596

Equipment                                 --          2,902

Furniture and fixtures                    --          1,201
Construction in progress                  --            223
Buildings                                973            196
Vehicles                                  --             45

Land                                     371            371
Less: accumulated depreciation           (26)        (3,470)
                                     -------        -------
                                     $ 1,318        $ 5,064
                                     =======        =======

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         Fixed assets sold to Ugly Duckling Corporation have been reclassified to "Assets held for sale" (see Note 13).


5.       COMMITMENTS, CONTINGENCIES AND CONCENTRATION OF CREDIT RISK:

         Leases - Retail store locations are generally leased for up to five years with certain rights to extend or terminate without penalty. Equipment leases are for periods from one to three years. Lease expense was approximately $2,843,000 and $2,657,000 for the years ended June 30, 1997 and 1996, respectively. Lease commitments (excluding those assumed by Ugly Duckling Corporation, see Note 13) for years ending June 30 are as follows (dollars in thousands):

                       1998                             $  1,134
                       1999                                  606
                       2000                                  449
                       2001                                   25
                                                        --------
                                                        $  2,214
                                                        ========

         As of September 15, 1997, a majority of leases were assumed by the Ugly Duckling Corporation. Leases not assumed in the sales transaction are reflected in the above schedule. Of the $2.2 million in lease commitments not assumed by Ugly Duckling Corporation, $1.2 million are being subleased.

         Legal Proceedings - At June 30, 1997, the Company and its subsidiaries in their normal course of business were involved in various legal proceedings. In the opinion of management, the ultimate disposition of such legal proceedings will not have a material effect upon the Company's financial position, earnings or liquidity.


6.       SENIOR LINE OF CREDIT:

         The Company had an $85,000,000 revolving line of credit with several lending institutions (the "Senior Lending Group") which expired on April 30, 1997. The credit line was available for financing automobile installment contracts and general corporate operations. Borrowings were made at a fixed rate based on the Eurodollar Rate plus 3% (8.8% at June 30, 1997), or a variable rate based on the lender's prime rate plus 2% (10.5% at June 30, 1997) at the Company's discretion. For the year ended June 30, 1997, actual interest rates ranged from 8.37% to 10.50%. The agreement required the Company to pay an annual commitment fee of 0.375% for the unfunded portion of the line of credit.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         The line of credit is collateralized by the Company's retail installment contracts, inventory, intangibles and equipment. The agreement also contains various provisions, the most restrictive of which require that the Company maintain certain tangible net worth, leverage, and interest coverage ratios, as defined. It also restricts the Company from declaring and paying dividends. As of June 30, 1997, the Company had drawn $80,300,000 on the revolving line of credit and incurred interest expense of approximately $6,060,000 for the year then ended.

         Effective April 30, 1997, the line of credit expired and was in technical default. In addition, the Company was in violation of its tangible net worth and earnings to fixed charges covenants at June 30, 1997. Pursuant to the September 15, 1997 Purchase and Sale Agreement (see Note 13), the Senior Lending Group consented to the sale agreement which provides that Ugly Duckling Corporation service the Company's unsecuritized retail installment contracts. The senior line of credit will be repayable from future collections on the Company's retail contracts (non-securitized) and any remaining collections associated with both (i) the interest-only strip receivable and (ii) the securitized receivables. The senior line of credit, as modified, earns interest at a rate of prime plus 1.5%. Under the amended agreement, the Senior Lending Group retained the right to demand payment in full.


7.       SUBORDINATED NOTES PAYABLE:

         During October 1994, the Company entered into an agreement with two financial institutions to borrow $30,000,000 through the issuance of subordinated notes. The notes bear interest at an annual rate of 11.75%, payable quarterly. In connection with the notes, the Company has issued detachable warrants to purchase 9,047,958 shares of "Class B" common stock at an exercise price of $.38 per share which was the estimated fair value at date of issuance. As of June 30, 1997, all of these warrants were exercisable. For the year ended June 30, 1997, the Company incurred interest expense related to the subordinated notes of approximately $3,525,000.

         As a result of the technical default of the senior line of credit (see
         Note 6) and a cross-default provision, the subordinated notes were in technical default as of April 30, 1997. The subordinated note holders consented to the sale agreement which provides that Ugly Duckling Corporation service the Company's unsecuritized retail installment contracts with all future collections (net of servicing fees) going first to pay down the Senior Line of Credit. Any remaining collections will be applied to repay the subordinated note holders.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

8.       CHANGE IN CAPITAL STRUCTURE:

         On April 30, 1995, the Retail Company issued 13,500 shares of cumulative preferred stock for cash. The preferred stock votes together with the outstanding common stock as a single class on all actions to be voted on by the stockholders of the Retail Company. The preferred stock was issued to some, but not all existing shareholders of the Company. The preferred stock has a par value of $100 per share, an annual dividend rate equal to $11.75 per share, and is redeemable at either the holder's or Retail Company's option on or after April 30, 2000 and April 30, 2001, respectively. The redemption price is set at par unless the Retail Company elects to redeem all the shares at any time prior to April 30, 2001, upon which the redemption price is set at $101 per share. Cash proceeds from the issuance of the preferred stock was $1,351,350. In connection with the preferred stock, the Retail Company has issued detachable warrants to purchase 405,000 shares of the Company's "Class A" common stock at an exercise price of $.38 per share, which was fair value at date of issuance. The warrants expire if not exercised prior to December 31, 2004. As of June 30, 1997 all of these warrants were exercisable. Subsequent to year end the Company discontinued dividends to the preferred shareholders.


9.       RELATED PARTY TRANSACTIONS:

         During fiscal year 1997, the Company's wholly-owned subsidiary, A&F, commenced operations and incurred an operating loss of approximately $1.1 million through December 31, 1996. On December 31, 1996, A&F was purchased by the Edwin L. Cox Company (the "Acquirer"). A similar group of shareholders hold a substantial ownership interest in both companies. The Acquirer assumed all assets and liabilities of A&F which resulted in a gain of $1.1 million. The net effect of these transactions had no material effect on the Company's consolidated net loss for the year ending June 30, 1997.

         During 1997, the Company provided management services, including payroll disbursement and customer payment collections for A&F. As of June 30, 1997, the Company has a payable to A&F of approximately $214,000.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

10.      INCENTIVE PLANS:

         The Company has a stock incentive plan (the "Plan") for key employees, under which the maximum number of shares that may be granted in the aggregate is 10% of the outstanding shares of the Company's common stock subject to a cap of 12,000,000 shares. The Plan, which became effective April 1, 1991, provides for the options to be granted, become exercisable, and terminate upon terms established by the Board of Directors. Shares provided under the Plan vest at a rate of one-sixth per year beginning on the second anniversary of the grant date. Vested shares become exercisable at the earlier of the fifth anniversary of the grant date, liquidation or dissolution of the Company, or the effective date of an initial public offering. The Plan terminates April 1, 2001.

         A summary of stock option activity under this Plan is as follows:

                                             Options                    Options Outstanding
                                            Available           ---------------------------------
                                            For Grant             Shares          Price Per Share
                                           ----------           ----------        ---------------
         Balance at June 30, 1994           3,654,000            8,346,000

         Terminated                         1,200,000           (1,200,000)          $   0.34
         Terminated                            54,000              (54,000)              0.38
         Granted                           (1,551,600)           1,551,600               0.38
                                           ----------           ----------

         Balance at June 30, 1995           3,356,400            8,643,600

         Terminated                         1,185,600           (1,185,600)          $   0.38
         Granted                             (560,000)             560,000               0.41
                                           ----------           ----------

         Balance at June 30, 1996           3,982,000            8,018,000

         Terminated                           108,000             (108,000)          $   0.38
         Granted                             (290,000)             290,000               0.41
                                           ----------           ----------

         Balance at June 30, 1997           3,800,000            8,200,000
                                           ==========           ==========

         Of the options outstanding at June 30, 1997, 5,908,000 were exercisable. The exercise price assigned on the grant date is determined by the Board of Directors.

         Given that a majority of the Company's operating assets were subsequently sold (see Note 13), management believes the estimated fair market value of the shares is minimal. As a result, the Company views the potential for any option to be exercised as highly improbable.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         In March 1994, the Company adopted a limited Managers Stock Purchase Plan with respect to common stock of the Company for certain managers of the Retail Company. The maximum number of shares of common stock which may be purchased under this limited plan is 750,000 shares. This limited plan will afford each manager to invest up to 50% of his or her full monthly after tax store net profit bonus in common stock of the Company. As of June 30, 1997, there were 17,180 shares of common stock outstanding that have been issued pursuant to this plan at values ranging from $.38 to $.41 per share. As a result of the sale mentioned above, all remaining outstanding shares were repurchased in July 1997.


11.      INCOME TAXES:

         On April 30, 1995, the Retail Company issued 13,500 additional shares of preferred stock which diluted the voting rights of its existing shareholders. As a result, effective April 30, 1995, the Retail Company ceased to be a member of the affiliated group ("deconsolidated" from KARS-YES Holdings Inc. and subsidiaries) for Federal income tax purposes. Pursuant to California tax laws, the Retail Company is required to continue to file on a combined basis with the Company. The primary tax effect of the deconsolidation is the immediate recognition of a loss resulting from discounts that arise upon the Retail Company's sale of retail contracts ("retail contract discounts") to the Finance Company. Because of the combined California filing requirement, retail contract discounts will continue to be deferred for California tax purposes.

         The provision for income taxes is as follows (dollars in thousands):

                                                   Year Ended June 30,
                                             ------------------------------
                                               1997        1996       1995
                                             -------     -------    -------
         Current tax provision (benefit)     $  (785)    $   478    $(3,896)
         Deferred tax provision (benefit)     (1,577)      1,361      5,284
                                             -------     -------    -------

                                             $(2,362)    $ 1,839    $ 1,388
                                             =======     =======    =======

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         Reconciliations of the differences between income taxes computed at the federal statutory rate and the consolidated income tax provision/(benefit) are as follows (dollars in thousands):

                                                              Year Ended June 30,
                                                       ---------------------------------
                                                         1997         1996        1995
                                                       --------     --------    --------
         Provision/(benefit) at federal
            statutory rate                             $(13,974)    $  1,563    $  1,209
         State taxes                                     (2,465)         276         179
         Change in deferred tax valuation allowance      13,512           --          --
         Other nondeductible items                          565           --          --
                                                       --------     --------    --------
               Income tax provision/(benefit)          $ (2,362)    $  1,839    $  1,388
                                                       ========     ========    ========

         The components of the deferred tax assets and liabilities are as follows (dollars in thousands):

                                                             June 30,1997
                                           ------------------------------------------------
                                                  Federal                    State
                                           ----------------------    ----------------------    --------
                                            Assets    Liabilities     Assets    Liabilities     Total
                                           --------   -----------    --------   -----------    --------
         Retail contracts                  $     --     $   (901)    $     --     $   (289)    $ (1,190)
         Allowance for losses                10,261           --        3,250           --       13,511
         Securitized receivables                 --       (3,424)          --           --       (3,424)
         Inventory                              464           --           28           --          492
         Fixed assets                           708           --           56           --          764
         Other                                  205           --           88           --          293
         Net operating loss                   3,217           --          201           --        3,418
                                           --------     --------     --------     --------     --------
         Deferred tax asset (liability)      14,855       (4,325)       3,623         (289)      13,864
         Valuation allowance                (10,530)          --       (3,334)          --      (13,864)
                                           --------     --------     --------     --------     --------
         Net deferred tax liability                                                            $      0
                                                                                               ========

                                                           June 30, 1996
                                           --------------------------------------------
                                                  Federal                 State
                                           --------------------   ---------------------   -------
                                            Assets  Liabilities    Assets   Liabilities    Total
                                           -------  -----------   -------   -----------   -------
         Retail contracts                  $   672    $    --     $     6     $    --     $   678
         Allowance for losses                4,387         --       2,148          --       6,535
         Securitized receivables                --     (6,298)         --      (1,182)     (7,480)
         Excess servicing asset                 --     (1,336)         --        (251)     (1,587)
         Inventory                              --       (146)         --          (9)       (155)
         Fixed assets                          318         --          32          --         350
         Retail lease contracts                 --        (49)         --          (9)        (58)
         Other                                 412         --         100          --         512
                                           -------    -------     -------     -------     -------

         Deferred tax asset (liability)      5,789     (7,829)      2,286      (1,451)     (1,205)
         Valuation allowance                    --         --        (352)         --        (352)
                                           -------    -------     -------     -------     -------

         Net deferred tax liability                                                       $(1,557)
                                                                                          =======

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         As of June 30, 1997, the Company has a net operating loss of approximately $10,900,000. This net operating loss will be carried forward to offset future taxable income or if unused, will expire by June 30, 2012. Management believes that given (i) the magnitude of the Company's net operating loss carryforward and (ii) the Company's limited ability to generate future taxable income sufficient to exceed the net operating loss carryforward, it is highly probable that no further taxes will be incurred by the Company as it winds down operations. Therefore, no further deferred tax assets on liabilities are recognized.


12.      RISK MANAGEMENT AND FINANCIAL INSTRUMENTS:

         Risk Management - The Company utilizes an interest rate swap to hedge portions of its variable-rate debt outstanding (including advances under the revolving line of credit and amounts advanced against securitized loan pools), thereby allowing the Company to lock-in a fixed rate. As of June 30, 1997, the notional amount of the swap contract was $50 million, upon which the Company pays a fixed rate (5.77%) and receives the lesser of the quarterly beginning or ending one-month commercial paper rate (5.45%) at June 30, 1997. The swap agreement has no imbedded options or other terms that involve a higher level of complexity or risk. In addition, the Company has interest rate caps (strike at 11% one-month commercial paper rate) intended to preserve the minimum spread associated with each securitized pool of loans. As of June 30, 1997, the notional amount of the interest rate caps was $61.4 million. The Company does not use derivative financial instruments for trading or speculative purposes. The swap was subsequently terminated on September 5, 1997, resulting in the Company paying $258,700.

         Financial Instruments - Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"), requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. These techniques are significantly effected by the assumptions used, including the discount rate and estimates of future cash flows. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented in the accompanying table do not represent the underlying value of the Company.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         The estimated fair values of the Company's financial instruments are as follows (dollars in thousands):

                                                                         June 30,
                                                     ----------------------------------------------
                                                             1997                      1996
                                                     --------------------     ---------------------
                                                     Carrying      Fair       Carrying       Fair
                                                      Amount       Value       Amount        Value
                                                     --------    --------     --------     --------
         Financial Assets:
            Cash and cash equivalents                $  1,455    $  1,455     $  1,703     $  1,703
            Securitized receivables                    10,072      10,072       19,352       17,865
            Excess servicing asset                         --          --        3,929        3,410
            Interest-only strip                           535         535
            Retail contracts, net                      87,911      87,911       57,206       66,116
         Financial Liabilities:
            Subordinated notes payable               $ 30,000    $ 18,569     $ 30,000     $ 33,166
            Senior line of credit                      80,300      79,035       39,000       39,000
            Servicing liability                           823         823
         Off Balance Sheet Financial Instruments:
            Interest rate swap                       $     --    $   (191)    $     (9)    $    (26)
            Interest rate caps                             --           2           --            3

         The following fair value estimates, methods and assumptions were used to measure each class of financial instruments for which it is practical to estimate fair value:

         Cash and cash equivalents: The carrying amount is considered to be a reasonable estimate of fair value.

         Securitized receivables, excess servicing asset, interest-only strip:
         The fair value was estimated by discounting future cash flows using rates available for instruments with similar risk and remaining maturities. In determining fair value, the prepayment and loss factors utilized were not significantly different from the Company's actual prepayment and loss experience.

         Retail contracts, net of unearned finance charges: Fair value was estimated using investor yields associated with securitized sales currently entered into by the Company, considering anticipated prepayment, losses and other factors.

         Subordinated notes payable: Fair value was estimated based on the net cash flows (after repayment of Senior Line of Credit) ultimately available for debt with similar terms and maturity. The net cash flows were based on an estimate of future collections (net of servicing fees) on the Company's outstanding retail contracts.

         Senior line of credit: Fair value was estimated based on the net cash flows ultimately available to pay down the line of credit, discounted at rates available for debt with similar terms and maturity, considering risks given the current status of the Company. The net cash flows were based on an estimate of future collections (net of servicing fees) on the Company's outstanding retail contracts.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         Servicing liability: Fair value was estimated based on an analysis of discounted cash flows that incorporates estimates of (1) market servicing costs, (2) projected ancillary servicing revenue, (3) projected prepayment rates that are based on changes in interest rates, and (4) market profit margin.


13.      SALE OF CERTAIN ASSETS AND LIABILITIES TO UGLY DUCKLING CORPORATION:

         On September 15, 1997 the Company entered into an agreement with Ugly Duckling Corporation (the "Buyer") to sell the majority of its operating assets and facilities of the Finance and Retail operations. The aggregate purchase price for the assets acquired and the assumption of certain liabilities was approximately $5.5 million. The assets acquired and liabilities assumed consist of the following (dollars in thousands):

                                    Carrying Value      Allowance       Net Book Value
                                    --------------      ---------       --------------
         Automobile inventory          $ 3,701           $(1,181)          $ 2,520
         Fixed assets                    3,179                --             3,179
         Other assets                      259              (128)              131
         Accrued vacation                 (310)               --              (310)
                                       -------           -------           -------
                                       $ 6,829           $(1,309)          $ 5,520
                                       =======           =======           =======

         Concurrent with the sale, the Company entered into an agreement whereby the Buyer will service the outstanding retail contract portfolio (both securitized and company owned) and remit all future collections (net of servicing fees) to pay down the respective obligations. The Buyer is to be reimbursed for all direct collection expenses in addition to a monthly servicing fee. Two of the Company's existing retail stores were not acquired: one in Baldwin Park, California and one in Atlanta, Georgia. In addition, the Company's retail store in "Northeast Dallas" was not acquired, however, the Buyer is operating out of this location and is leasing the facilities from the Company. All other retail stores were acquired, and their corresponding leases assumed. The Company will not operate out of the remaining store locations, and will pursue subleasing, conveying or terminating the existing leases.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

14.      BUSINESS SEGMENT INFORMATION:

         Operating results and other financial data are presented for the principal business segments of the Company for the years ended June 30, 1997, 1996 and 1995, respectively. The Company has three distinct business segments. These consist of retail car sales operations (Retail Operations), the income generated from the finance receivables generated at the Retail Operations (Finance Operations) and corporate and other operations. Identifiable assets by business segment are those assets used in each segment of Company operations (dollars in thousands):


                                              Retail        Finance
                                            Operations    Operations     Corporate   Consolidated
                                            ----------    ----------     ---------   ------------
         Year ended or at June 30, 1997
            Revenue                          $ 144,129     $  21,504             -    $ 165,633
            Depreciation and amortization        2,162           640             -        2,802
            Operating income                   (11,450)      (28,585)            -      (40,035)
            Identifiable assets                 10,599        99,978     $   1,416      111,993

         Year ended or at June 30, 1996
            Revenue                          $ 118,176     $  23,486             -    $ 141,662
            Depreciation and amortization          968           379             -        1,347
            Operating income                       119         4,478             -        4,597
            Identifiable assets                 23,006        81,470     $   3,852      108,328

         Year ended or at June 30, 1995
            Revenue                          $  81,832     $  15,796             -    $  97,628
            Depreciation and amortization          474            46             -          520
            Operating income                     1,259         2,298             -        3,557
            Identifiable assets                 11,279        87,648     $   2,954      101,881

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

15.      QUARTERLY STATEMENT OF OPERATIONS:

         CONSOLIDATED STATEMENT OF OPERATIONS: FISCAL YEAR ENDING JUNE 30, 1997 (UNAUDITED):


                                                                  First        Second        Third         Fourth
                                                                 Quarter      Quarter       Quarter       Quarter           Total
                                                                ---------    ---------     ---------     ---------        ---------
         Automotive sales                                       $  37,724    $  31,742     $  41,042     $  33,621        $ 144,129
         Cost of automotive sales                                  23,996       21,242        25,129        28,066           98,433
                                                                ---------    ---------     ---------     ---------        ---------
                     Gross margin on automotive sales              13,728       10,500        15,913         5,555           45,696

         Provision for losses on retail contracts                   7,161        6,549        10,895        37,748(1)        62,353
                                                                ---------    ---------     ---------     ---------        ---------
                                                                    6,567        3,951         5,018       (32,193)         (16,657)

         Gain on sale of receivables                                1,746        2,276           866             -            4,888
         Finance charge income                                      3,366        3,586         4,809         4,855           16,616
                                                                ---------    ---------     ---------     ---------        ---------
                     Operating profit (loss) before expenses       11,679        9,813        10,693       (27,338)           4,847

         Expenses:
            Selling and store                                       5,278        4,870         5,470         6,166           21,784
            Finance operations                                      1,689        1,729         2,026         2,203            7,647
            General and administrative                                494          511           497           561            2,063
            Depreciation and amortization                             440          462           500         1,400            2,802
                                                                ---------    ---------     ---------     ---------        ---------
                     Earnings (loss) before interest  and
                         income taxes                               3,778        2,241         2,200       (37,668)         (29,449)

         Interest expense, net                                      1,923        2,366         2,425         3,872           10,586
                                                                ---------    ---------     ---------     ---------        ---------
                     Earnings (loss) before income taxes            1,855         (125)         (225)      (41,540)         (40,035)

         Provision (benefit) for income taxes                         742          (50)          192        (3,246)          (2,362)
                                                                ---------    ---------     ---------     ---------        ---------
                     Net  earnings (loss)                       $   1,113    $     (75)    $    (417)    $ (38,294)       $ (37,673)
                                                                =========    =========     =========     =========        =========

         (1) See Note 2 for discussion on changes in provision for losses.

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

CONSOLIDATED STATEMENT OF OPERATIONS: FISCAL YEAR ENDING JUNE 30, 1996 (UNAUDITED):

                                                    First      Second       Third      Fourth
                                                   Quarter     Quarter     Quarter     Quarter      Total
                                                  --------    --------    --------    --------    --------
Automotive sales                                  $ 26,851    $ 24,615    $ 32,118    $ 34,592    $118,176
Cost of automotive sales                            16,177      15,665      20,004      22,123      73,969
                                                  --------    --------    --------    --------    --------
            Gross margin on automotive sales        10,674       8,950      12,114      12,469      44,207

Provision for losses on retail contracts             5,907       8,915       7,067       7,610      29,499
                                                  --------    --------    --------    --------    --------
                                                     4,767          35       5,047       4,859      14,708

Gain on sale of receivables                              -       5,183       1,109       1,798       8,090
Finance charge income                                4,688       4,359       2,955       3,394      15,396
                                                  --------    --------    --------    --------    --------
            Operating profit before expenses         9,455       9,577       9,111      10,051      38,194

Expenses:
   Selling and store                                 3,434       4,047       4,248       4,682      16,411
   Finance operations                                1,497       2,174       1,571       1,226       6,468
   General and administrative                          429         519         623         809       2,380
   Depreciation and amortization                       286         363         539         159       1,347
                                                  --------    --------    --------    --------    --------
            Operating earnings before interest
               and income taxes                      3,809       2,474       2,130       3,175      11,588

Interest expense                                     1,968       1,638       1,546       1,839       6,991
                                                  --------    --------    --------    --------    --------
            Earnings before income taxes             1,841         836         584       1,336       4,597

Provision for income taxes                             736         334         235         534       1,839
                                                  --------    --------    --------    --------    --------
               Net earnings                       $  1,105    $    502    $    349    $    802    $  2,758
                                                  ========    ========    ========    ========    ========

                             KARS-YES HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

16.      KARS-YES HOLDINGS INC.:

         The following are condensed balance sheets of KARS-YES Holdings Inc. as of June 30 (dollars in thousands):

                                ASSETS                                               1997         1996
                                                                                   --------     --------
         Cash and cash equivalents                                                 $  1,333     $  1,452
         Fixed assets, net                                                                -          612
         Other assets, net                                                               83        1,788
         Intercompany receivable                                                     27,744       24,506
         Investments in subsidiaries                                                 (3,325)      35,567
                                                                                   --------     --------
                       Total assets                                                $ 25,835     $ 63,925
                                                                                   ========     ========
            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

         Accounts payable                                                          $  4,107     $  3,629
         Accrued liabilities                                                            641          215
         Subordinated notes payable                                                  30,000       30,000
                                                                                   --------     --------
                       Total liabilities                                             34,748       33,844
                                                                                   --------     --------
         Redeemable cumulative preferred stock of subsidiary                              1            1
                                                                                   --------     --------
         Shareholders' equity (deficit):
           Class A common stock                                                       1,200        1,203
           Treasury stock                                                              (300)        (300)
           Additional paid-in capital                                                23,511       23,610
           Unrealized gain on investment                                             (1,087)
           Retained earnings                                                        (32,238)       5,567
                                                                                   --------     --------
                       Total shareholders' equity (deficit)                          (8,914)      30,080
                                                                                   --------     --------
                           Total liabilities and shareholders' equity (deficit)    $ 25,835     $ 63,924
                                                                                   ========     ========

         The ability of the Company's subsidiaries to transfer funds to the Company in the form of dividends is restricted pursuant to the terms of the senior line of credit entered into by the Company's Finance Operation.

   (b)  Pro Forma Financial Information.
        The required pro forma financial information is set forth below.

                            UGLY DUCKLING CORPORATION
              PRO FORMA CONDENSED COMBINED BALANCE SHEET-UNAUDITED
                                  JUNE 30, 1997
                                 (in thousands)

                                                UGLY                         PRO FORMA        PRO FORMA
                                              DUCKLING        KARS          ADJUSTMENTS       COMBINED
                                              ---------     ---------       -----------       ---------
Assets:
     Cash and Cash Equivalents                $  41,149     $   1,455        $  (1,455)(a)    $  35,629
                                                     --            --           (5,520)(a)           --
     Finance Receivables:
       Held for Investment                       22,746            --               --           22,746
       Held for Sale                             50,000       118,090         (118,090)(a)       50,000
                                              ---------     ---------        ---------        ---------
         Principal Balances, Net                 72,746       118,090         (118,090)          72,746
       Less: Allowance for Credit Losses        (14,435)      (30,179)         (30,179)(a)      (14,435)
                                              ---------     ---------        ---------        ---------
         Finance Receivables, Net                58,311        87,911          (87,911)          58,311
                                              ---------     ---------        ---------        ---------
     Residuals in Finance Receivables Sold       27,441        10,072          (10,072)(a)       27,441
     Investments Held in Trust                    8,807            --               --            8,807
     Inventory                                   16,576         3,805           (3,805)(a)       18,886
                                                     --            --            2,310(c)            --
     Property and Equipment, Net                 31,143         1,318           (1,318)(a)       33,694
                                                     --            --            2,551(c)            --
     Goodwill and Trademarks, Net                13,705            --            2,361(b)        16,066
     Other Assets                                20,878         7,681           (7,681)(a)       20,924
                                                     --            --               46(c)            --
     Assets Held for Sale                            --         5,520             (613)(c)           --
                                                     --            --           (4,907)(c)           --
                                              ---------     ---------        ---------        ---------
                                              $ 218,010     $ 111,993        $(110,245)       $ 219,758
                                              =========     =========        =========        =========


Liabilities and Stockholders' Equity:
     Liabilities:
       Accounts Payable                       $   4,194     $   6,446        $  (6,446)(a)    $   4,194
       Accrued Expenses and Other                14,891         3,188           (3,188)(a)       16,639
                                                     --            --             1,748(c)           --
       Notes Payable                              8,328        81,273          (81,273)(a)        8,328
       Subordinated Notes Payable                12,000        30,000          (30,000)(a)       12,000
                                              ---------     ---------        ---------        ---------
         Total Liabilities                       39,413       120,907         (119,159)          31,857
                                              ---------     ---------        ---------        ---------
     Stockholders' Equity:
       Common Stock                             171,317        23,324          (23,324)(a)      171,317
       Retained Earnings                          7,280       (32,238)          32,238(a)         7,280
                                              ---------     ---------        ---------        ---------
         Total Stockholders' Equity             178,597        (8,914)           8,914          178,597
                                              ---------     ---------        ---------        ---------
                                              $ 218,010     $ 111,993        $(110,245)       $ 219,758
                                              =========     =========        =========        =========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                            UGLY DUCKLING CORPORATION
         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS-UNAUDITED
                         SIX MONTHS ENDED JUNE 30, 1997
                (in thousands, except earnings per share amounts)

                                            UGLY                        PRO FORMA        PRO FORMA
                                          DUCKLING        KARS         ADJUSTMENTS        COMBINED
                                         ---------     ---------       -----------       ---------
Sales of Used Cars                       $  46,013     $  74,663        $      --        $ 120,676
Less:
  Cost of Used Cars Sold                    24,000        53,195               --           77,195
  Provision for Credit Losses                8,829        48,643               --           57,472
                                         ---------     ---------        ---------        ---------
                                            13,184       (27,175)              --          (13,991)
                                         ---------     ---------        ---------        ---------
Interest Income                             12,608         9,664           (9,664)(d)       12,608
Gain on Sale of Loans                       12,810           866             (866)(e)       12,810
                                         ---------     ---------        ---------        ---------
                                            25,418        10,530          (10,530)          25,418
                                         ---------     ---------        ---------        ---------
Other Income                                 3,574            --            2,018(f)         5,592
                                         ---------     ---------        ---------        ---------
Income before Operating Expenses            42,176       (16,645)          (8,512)          17,019

Operating Expenses                          28,111        18,823           (1,173)(g)       45,809
                                                --            --              (20)(h)           --
                                                --            --               68(i)            --
                                         ---------     ---------        ---------        ---------
Income (Loss) before Interest Expense       14,065       (35,468)          (7,387)         (28,790)

Interest Expense                             1,336         6,297           (5,045)(j)        2,588
                                         ---------     ---------        ---------        ---------
Earnings (Loss) before Income Taxes         12,729       (41,765)          (2,342)         (31,378)

Income Taxes (Benefit)                       5,156        (3,054)          (5,156)(k)       (3,054)
                                         ---------     ---------        ---------        ---------
Net Earnings (Loss)                      $   7,573     $ (38,711)       $   2,814        $ (28,324)
                                         =========     =========        =========        =========
Earnings (Loss) per Share                $    0.43                                       $   (1.59)
                                         =========                                       =========
Shares Used in Computation                  17,780                                          17,780
                                         =========                                       =========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                            UGLY DUCKLING CORPORATION
         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS-UNAUDITED
                          YEAR ENDED DECEMBER 31, 1996
                (in thousands, except earnings per share amounts)

                                            UGLY                          PRO FORMA        PRO FORMA
                                          DUCKLING         KARS          ADJUSTMENTS        COMBINED
                                         ---------       ---------       -----------       ---------
Sales of Used Cars                       $  53,768       $ 136,176        $      --        $ 189,944
Less:
  Cost of Used Cars Sold                    29,890          87,365               --          117,255
  Provision for Credit Losses                9,811          28,387               --           38,198
                                         ---------       ---------        ---------        ---------
                                            14,067          20,424               --           34,491
                                         ---------       ---------        ---------        ---------
Interest Income                             15,856          13,301          (13,301)(d)       15,856
Gain on Sale of Loans                        4,434           6,929           (6,929)(e)        4,434
                                         ---------       ---------        ---------        ---------
                                            20,290          20,230          (20,230)          20,290
                                         ---------       ---------        ---------        ---------
Other Income                                 1,571              --            3,150(f)         4,721
                                         ---------       ---------        ---------        ---------
Income before Operating Expenses            35,928          40,654          (17,080)          59,502

Operating Expenses                          24,700          29,330           (1,581)(g)       52,545
                                                --              --              (39)(h)           --
                                                --              --               135(i)           --
                                         ---------       ---------        ---------        ---------
Income (Loss) before Interest Expense       11,228          11,324          (15,595)           6,957

Interest Expense                             5,262           7,674           (7,674)(j)        5,262
                                         ---------       ---------        ---------        ---------
Earnings (Loss) before Income Taxes          5,966           3,650           (7,921)           1,695

Income Taxes (Benefit)                         100           1,461             (875)(j)          686
                                         ---------       ---------        ---------        ---------
Net Earnings (Loss)                      $   5,866       $   2,189        $  (7,046)       $   1,009
                                         =========       =========        =========        =========

Earnings (Loss) per Share                $    0.60(l)                                      $    0.01(l)
                                         =========                                         =========
Shares Used in Computation                   8,283                                             8,283
                                         =========                                         =========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                            UGLY DUCKLING CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)   BASIS OF ACCOUNTING

On September 19, 1997, Ugly Duckling Corporation (the Company or "Ugly Duckling") completed the acquisition of substantially all of the used car dealership and loan servicing net assets of KARS-YES Holdings, Inc. ("Kars") in exchange for approximately $5,520,000 in cash, net of the purchase price of returned inventory.

The pro forma unaudited combined balance sheet gives effect to the acquisition as if the transaction had taken place on June 30, 1997 and combines Ugly Duckling's unaudited June 30, 1997 condensed consolidated balance sheet amounts with Kars' June 30, 1997 audited balance sheet amounts.

The pro forma unaudited combined statement of operations for the year ended December 31, 1996 is presented using Ugly Duckling's audited consolidated statement of operations for the year ended December 31, 1996 combined with the Kars' unaudited year ended December 31, 1996 statement of operations as if the transaction had taken place on January 1, 1996.

The pro forma unaudited combined statement of operations for the six months ended June 30, 1997 is presented using Ugly Duckling's unaudited consolidated statement of operations for the six months ended June 30, 1997 combined with the Kars unaudited statement of operations for the six months ended June 30, 1997 as if the transaction had taken place on January 1, 1996.

The pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of Ugly Duckling Corporation as of December 31, 1996 and with the audited financial statements and notes thereto of KARS-YES Holdings, Inc. as of June 30, 1997.

The pro forma combined statements of operations are not necessarily indicative of the future results of operations of Ugly Duckling or the results of operations which would have resulted had Ugly Duckling and Kars been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

(2) PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND PRO FORMA CONDENSED COMBINED BALANCE SHEET

The accompanying pro forma adjustments reflect adjustments for the following items:

      (a) Reduction of $5,520,000 for the cash remitted to Kars, as well as reduction for cash, finance receivables, residuals in finance receivables sold, inventory, property and equipment, other assets, and liabilities not acquired by Ugly Duckling. The common stock and retained earnings of Kars were eliminated in their entirety as a result of using the "purchase method" of accounting.

      (b) Ugly Duckling paid a total of $5,520,000 for assets with a fair value of $3,159,000 resulting in an excess of the purchase price over the fair value of the net assets acquired (goodwill) of $2,361,000. Property and equipment was considered to have been purchased at a fair value based upon review of estimated replacement costs for a sample of the acquired items. The fair value of inventory was determined utilizing published listing of vehicle values. The fair value of accrued liabilities was assumed to be book value due to the current nature of the liability, and the fair value of the servicing liability was determined based upon current market rates.

                            UGLY DUCKLING CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A summary of the allocation of fair values follows:

                                                          FAIR
                           DESCRIPTION                    VALUE
           ----------------------------------------    -----------
           Inventory                                   $ 2,310,000
           Property and Equipment                        2,551,000
           Deposits                                         46,000
           Accrued Vacation                               (310,000)
           Servicing Liability                          (1,438,000)
                                                       -----------
                Total Fair Value                         3,159,000
           Consideration Exchanged                       5,520,000
                                                       -----------
           Excess of Purchase Price over Fair Value
             of Net Assets Acquired                    $ 2,361,000
                                                       ===========

(c)Represents the fair value of purchased inventory of $2,310,000, property and equipment of $2,551,000, and lease deposits of $46,000 for a total fair value of $4,907,000 which exceeds Kars book value by $613,000.

(d)Adjustment to eliminate interest income on the Kars loan portfolio not purchased by Ugly Duckling.

(e)Adjustment to eliminate gain on sale on the Kars loan portfolio, as the loan portfolio was not purchased by Ugly Duckling.

(f)Adjustment to record servicing fee income for servicing fees generated by Ugly Duckling for the servicing of the loan portfolio retained by Kars and serviced by Ugly Duckling.

(g)Pursuant to the terms of the servicing agreement between Ugly Duckling and Kars, Kars is responsible for bearing the collection costs of its retained loan portfolio. Adjustment to decrease general and administrative expenses for vehicle repossession and reconditioning expenses related to the Kars loan portfolio not purchased by Ugly Duckling.

(h)Decrease in rent expense for difference in lease rates for two used car dealerships.

(i)Amortization of goodwill over a period of twenty years.

(j)Adjustment to reduce interest expense for the carrying cost of the loan portfolio retained by Kars.

(k)Adjust income tax expense for the impact of the pro forma adjustments.

(l)Earnings per share calculated after giving effect to payment of $916,000 in preferred stock dividends in 1996.

(c)   Exhibits

             EXHIBIT NUMBER                        DESCRIPTION
             --------------             ----------------------------------
             23.1                       Consent of Independent Accountants
                                        (Coopers & Lybrand LLP)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           UGLY DUCKLING CORPORATION
                                           (Registrant)
Dated: November 26, 1997                   By: /s/ Steven P. Johnson
                                           Senior Vice President and Secretary